EXHIBIT 6(d)

                                     BY-LAWS
                                       OF
                        IL ANNUITY AND INSURANCE COMPANY
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                                                                    EXHIBIT 6(d)


                                     BY-LAWS

                                       OF

                        IL ANNUITY AND INSURANCE COMPANY

                    AS AMENDED AND RESTATED DECEMBER 21, 2000

                                    ARTICLE I

                                NAME AND OFFICES

       The name of the corporation shall be IL Annuity and Insurance Company.

       The principal office of the corporation is 2960 N. Meridian Street, Indianapolis, Indiana and the registered office of the corporation is 555 S. Kansas Avenue, Topeka, Kansas.

                                   ARTICLE II

                                      SEAL

       The corporate seal shall have inscribed thereon the name of the corporation, "IL Annuity and Insurance Company," and the year of its creation and the words "Corporate Seal, State of Kansas." The corporate seal may be used in impressing it or reproducing a facsimile thereof, or otherwise imprinting on any instrument or document.

                                   ARTICLE III

                                  STOCKHOLDERS

       Section 1. STOCKHOLDERS' MEETINGS: All meetings of the stockholders shall be held at such place as shall be determined, from time to time by the Board of Directors, and the place at which said meetings shall be held shall be stated in the notice and call of the meeting.

       Section 2. ANNUAL MEETINGS: The date of the annual meeting of IL Annuity and Insurance Company is to be the 3rd Wednesday in April of each year.


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       Section 3. SPECIAL MEETINGS: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, or the President, or by a majority of the Board of Directors, and shall be called at any time by the Chairman of the Board of Directors, the President, or the Secretary or the Treasurer, upon the request of stockholders owning ten percent (10%) of the outstanding stock of the corporation entitled to vote at such meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

       Section 4. ADJOURNED MEETINGS: Any stockholders' meeting may be adjourned from time to time unless its business is completed, and the stockholders present at any meeting, or any adjourned meeting, though less than a quorum, may adjourn from time to time until a quorum shall be obtained.

       Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATES: The Board of Directors may fix in advance a time not more than sixty days before (i) the date of any meeting of the stockholders or (ii) the date for the payment of any dividend or the making of any distribution to stockholders or (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is fixed by the Board of Directors, only stockholders of record on such date shall have such rights notwithstanding any transfer of stock on the records of the Company after such date. Without fixing such record date, Board of Directors may close the transfer records of the Company for all or any part of such sixty-day period.

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If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be the close of business on the date on which the Board of Directors acts with respect thereto. The determination of stockholders entitled to notice of or to vote at such meetings, or stockholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise such rights in the event of any exchange or reclassification of shares as the case may be. If the transfer books are not closed and no record date is fixed by the Board of Directors, the date on which notice of the meeting is mailed shall be deemed to be the record date for the determination of stockholders entitled to vote at such meeting. The transferees of shares which are transferred after the record date shall not be entitled to notice or to vote at such meeting.

       Section 6. NOTICE: Notice of the time and place of annual meeting of stockholders shall be given by mailing written or printed notice of the same at least ten (10) days, and not more than fifty (50) days, prior to the meeting, and notice of the time and place of special meetings shall be given by written or printed notice of the same at least ten (10) days and not more than fifty
(50) days, prior to the meeting, with postage prepaid, to each stockholder of record of the corporation entitled to vote at such meeting, and addressed to the stockholders' last address appearing on the corporate books of the corporation.

       Section 7. QUORUM: A quorum at any annual or special meeting of stockholders shall consist of stockholders representing either in person or by proxy, a majority of the outstanding capital stock of the corporation entitled to vote at such meeting, except as otherwise specially provided by law or in the Certificate of Incorporation.

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       If a quorum be not present at a properly called stockholders' meeting, the meeting may be adjourned by those present, and if a notice of such adjourned meeting, sent to all stockholders entitled to vote thereat, contains the time and place of holding such adjourned meeting and a statement of the purpose of the meeting, that the previous meeting failed for lack of a quorum, and that under the provisions of this section it is proposed to hold the adjourned meeting, except as may be otherwise required by law or provided in the Articles of Incorporation, any number of stockholders entitled to vote thereat, represented in person or by proxy, shall constitute a quorum, and the votes of a majority in interest of those present at such meeting shall be sufficient to transact business.

       Section 8. VOTING AT MEETING: The voting at all meetings of stockholders shall be by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by a proxy, it shall also state the name of the proxy.

       At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

       Section 9. ORDER OF BUSINESS: The order of business at the annual meeting of the stockholders shall be as follows:

                  (a)      Calling meeting to order.
                  (b)      Proof of notice of meeting.
                  (c)      Reading of minutes of last previous annual meeting.
                  (d)      Reports of officers.
                  (e)      Reports of committees.
                  (f)      Election of Directors.
                  (g)      Other business.

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       Section 10. INSPECTORS OF ELECTION: Two (2) Inspectors of Election shall be appointed by the presiding officer at the meeting. The inspectors shall receive and take in charge all proxies and ballots and shall decide all questions touching upon the qualification of voters, and validity of touching upon the qualification of voters, and validity of proxies, and the acceptance and rejection of votes. In case of a tie vote by the inspectors on any questions, the presiding officers shall decide.

                                   ARTICLE IV

                                    DIRECTORS

       Section 1. MANAGEMENT: The management of all the affairs, property and business of the corporation shall be vested in a Board of Directors of the Company. They shall provide a suitable Home Office for the Company, and may provide such other offices as they may deem necessary. They shall fix the compensation of Directors, members of the Executive Committee and of any other Committee established by the Board, and of all general officers of the Company, and shall fix or determine the manner of fixing the compensation of associate officers, legal counsel, representatives and employees of the Company. They shall, pursuant to the Articles of Organization, determine the kind and nature of hazards against which policyholders may be insured. They shall direct the investment of the reserve and surplus funds of the Company. They may grant such powers and assign such duties to Committees of the Board, to other Committees created by them, or to the officers of the Company as the Board may from time to time deem advisable. They may make rates for insurance or authorize any Committee of the Board or other Committee appointed by them or any officer or officers of the Company or any other person or persons, to determine the rates of insurance or the manner or

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method by which such rates shall be established. They may reinsure risks or classes of risks and may authorize any Committee of the Board or other Committee created by them or any officer or officers of the Company or any other person or persons, to reinsure risks or classes of risks and to enter into contracts in respect thereto. They may classify risks by kind, type or line of insurance or subdivision thereof, by the degree of hazard assumed or by any standard they may determine is fair and reasonable and may assign the risks into groups, divisions or classes. In addition to the duties and powers enumerated in these By-Laws, the Board of Directors shall have and may exercise all powers and duties necessary or incident to their office, except such as by law or the Articles of Incorporation are conferred upon or reserved to the stockholders.

       Section 2. Number of Directors: The number of Directors which shall constitute the whole Board shall be not less than five nor more than twenty-one. Within said limits, the number of Directors shall be determined, from time to time, by resolution of the Directors or the stockholders. No person shall be qualified to serve as a Director who is a director, officer or employee of any life insurance company, or life insurance holding company, unless by a two-thirds (2/3) vote the Board of Directors waives this provision for that person. No Director may concurrently be a director, officer or employee of any life insurance company, or life insurance holding company, unless the Board of Directors waives this provision for that Director. In addition to the powers and authorities by these By-Laws and the Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of incorporation and to do all such lawful acts and things as are not by statute or by Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

       Section 3. ELECTION OF DIRECTORS: Each Director in office as of December 31, 2000, shall hold office until the expiration of the term for which he was elected or until his prior

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death, resignation or removal. Each Director elected or reelected after such date shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified or until his prior death, resignation or removal. Any vacancy in the Board of Directors, unless otherwise provided by law, may be filled by the affirmative vote of a majority of the Directors then in office, and such person shall serve until the next annual meeting of stockholders or until his prior death, resignation or removal.

       Section 4. VACANCIES: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, shall be filled by the affirmative vote of a majority of the Directors then in office. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.

       Section 5. REGULAR MEETINGS: The regular Annual Meeting of the Board of Directors shall be held immediately following the Annual meeting of the stockholders and notice of such meeting is not necessary. Regular meetings of the Board of Directors may be held without notice at the principal office of the corporation or at such other place or places, within or without the State of Kansas, as the Board of Directors may from time to time designate.

       Section 6. SPECIAL MEETINGS: Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors or President, or, in their absence by any three (3) directors, to be held at the principal offices of the corporation, or at such other place or places, within or without the State of Kansas, as the Directors may from time to time designate.

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       Section 7. NOTICE: Notice of all special meetings of the Board of
Directors shall be given to each Director by three (3) days service of the same by telegram, by letter, or personally.

       Section 8. QUORUM: A quorum at all meetings of the Board of Directors shall consist of a majority of the whole Board; but less than a quorum may adjourn any meeting, which may be held on a subsequent date without further notice, provided a quorum be present at such deferred meeting.

       Section 9. STANDING OR TEMPORARY COMMITTEES: Standing or temporary committees may be appointed from its own number of the Board of Directors from time to time, and the Board of Directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by such Board.

       Section 10. EXECUTIVE COMMITTEE: The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of not less than three (3) nor more than seven (7) directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the next annual meeting of the Board of Directors.

       Powers. The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

       Procedure and Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to

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time. The Chairman of the Executive Committee shall preside at meetings of the
Executive Committee. The Secretary need not be a member of the Committee.

       Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee.

       Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee member.

       Compensation. Members of the Executive Committee shall be entitled to such compensation for their services as members of the Executive Committee and to such reimbursement for any reasonable expenses incurred in attending Committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting.

       Action by Consent. Any action required or permitted to be taken at any meeting of the Executive Committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the Executive Committee and such written consent is filed with the minutes of its proceedings.

       Section 11. COMPENSATION: Directors and members of all committees shall receive such compensation for their services as shall be fixed by resolution of the Board or Executive Committee and may also receive expenses of attendance, if any; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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       Section 12. STATEMENT OF ANNUAL BUSINESS: At each annual stockholders meeting, the Directors shall submit a statement of the business done during the preceding year, together with a report of the general financial condition of the corporation, and on the condition of its tangible property.

                                    ARTICLE V

                                    OFFICERS

       Section 1. OFFICERS OF THE COMPANY: The general officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers specifically designated as general officers by the Board of Directors. The Board may appoint the President (if not the Chief Executive Officer). The Chief Executive Officer may appoint Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any three (3) offices, but not more than three (3), may be held by the same person, but neither the Chairman of the Board nor the President may hold the office of Secretary.

       Section 2. CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors. If the Chairman of the Board is not the Chief Executive Officer, during the absence or disability of the Chief Executive Officer he shall exercise all the powers and discharge all of the duties of that office.

       Section 3. PRESIDENT: The President, in the absence or disability of the Chairman of the Board, shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, including those of Chief Executive Officer if applicable.

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       Section 4. CHIEF EXECUTIVE OFFICER: The Chief Executive Officer shall have general supervision of the affairs of the corporation, may sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and stockholders, and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

       Section 5. VICE PRESIDENTS: Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Chief Executive Officer.

       Section 6. THE SECRETARY: The Secretary shall issue notices for all meetings, except that notice for special meetings of Directors called at the request of three (3) Directors, as provided in the By-Laws, may be issued by such Directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

       Section 7. ASSISTANT SECRETARIES: The Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

       Section 8. THE TREASURER: The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required,

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an account of all transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform all duties incident to the office or which are properly required by the Board of Directors.

       Section 9. ASSISTANT TREASURERS: The Assistant Treasurers, in the order of seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

       Section 10. IN THE CASE OF ABSENCE OR INABILITY TO ACT: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any Director or other person whom it may select.

       Section 11. RESIGNATIONS: Any Director, member of the Executive Committee, Finance Committee or other Committee established by or pursuant to action of the Board of Directors, or any officer may resign by giving written notice to the Board of Directors or the Executive Committee or the chief executive officer or the Secretary, and upon the acceptance of his resignation by the Board of Directors or by the Executive Committee his office shall be vacant. Vacancies in the Executive Committee or the Finance Committee, however occurring, shall be filled by the Board of Directors. Vacancies in any other Committee established by or pursuant to action of the Board of Directors, however occurring, shall be filled by the Board of Directors. Vacancies in any general office, however occurring, shall be filled by the Board of Directors and in any associate office, by the Board of Directors, the Executive Committee or the chief executive officer. The person chosen to fill any vacancy shall hold office for the unexpired balance of the term for which his predecessor was chosen, except as otherwise

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provided by law or by these By-Laws, but the continuing Directors, members of the Executive Committee, Finance Committee or other Committee established by or pursuant to action of the Board of Directors may act notwithstanding any vacancy in the Board or Committee. All acts done by the Board of Directors, Executive Committee, Finance Committee or other Committee established by or pursuant to action of the Board of Directors or by any Director or member of any such Committee shall be as valid as if such Director or member of such Committee had been duly chosen and qualified, notwithstanding any defect in his election, appointment or qualification.

The President shall have all the powers and shall discharge all of the duties of the Chairman of the Board during his absence or inability or incapacity to act or while the office of Chairman of the Board is vacant. Any Vice President designated by the Board of Directors shall have all of the powers and shall discharge all the duties of the President during his absence or inability or incapacity to act or while the office of President is vacant. In the case of any other officer, the Board of Directors, the Executive Committee or the Chief executive officer may appoint a person to act in his place during his absence, or inability or incapacity to act or while such office is vacant and may grant to such person the full powers and duties of such officer or any portions thereof.

       Section 12. VACANCIES: Vacancies in any office arising from any cause may be filled by the Directors or Chief Executive Officer, as appropriate, at any regular or special meeting.

       Section 13. OTHER OFFICERS AND AGENTS: The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold

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their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

       Section 14. BONDING OF CERTAIN OFFICES: The Secretary and the Treasurer shall give a good and sufficient bond to cover the term for which they are elected, appointed or employed, conditioned for the faithful accounting and disbursement of all money that may come into their hands; and such bond to be in any amount named and to be approved by the Board of Directors, and to be held by a custodian to be designated by the Board, and the expenses of providing such a bond may be charged to the operating expense of the company.

       Section 15. INDEMNIFICATION:

       A. Indemnification in Action by Third Parties. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorneys fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person

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reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

       B. Indemnification in Derivative Actions. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorneys fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification under this section (b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

       C. Indemnification for Expenses. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorneys fees.

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       D. Determination of Right to Indemnification. Any indemnification under subsections (a) and (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

       E. Advance of Expenses. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

       F. Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

       G. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint

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venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

       H. Definition of the "Corporation." For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

       I. Certain Definitions. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

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       J. Vesting of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

       K. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                   ARTICLE VI

                                      STOCK

       Section 1. AMOUNT: The amount of capital stock of this corporation shall be set forth in the amended Articles of Incorporation and the amended Charter.

       Section 2. CERTIFICATES OF STOCK: Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the President or Vice President and the Treasurer or an Assistant treasurer, or the Secretary or an Assistant Secretary, certifying to the number of shares owned by him. Where, however, such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the corporation, and a registrar, the signatures of any of the above named officers may be facsimile.

       In case any officer who has signed, or whose facsimile signature has been used on a certificate, has ceased to be an officer before the certificate has been delivered, such certificate may, nevertheless, be adopted and issued and delivered by the corporation as though the officer

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who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer of the corporation.

       Section 3. TRANSFER OF STOCKS: Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

       Section 4. REGISTERED STOCKHOLDERS: Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Kansas.

       Section 5. LOSS OR DESTRUCTION OF CERTIFICATES: In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond of indemnity to the corporation and/or to the transfer agent and registrar or such stock, in such sum as the Board of Directors may provide.

       Section 6. REGULATIONS: The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of Kansas, the Certificate of Incorporation of the corporation, and these By-Laws.

                                   ARTICLE VII

                              DIVIDENDS AND FINANCE

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       Section 1. DIVIDENDS: Dividends may be declared by the Board of Directors in accordance with Kansas Statutes.

       Section 2. RESERVE FUND: Before making any distribution of profits, there may be set aside out of the net profits of the corporation such sum or sums as the Directors from time to time, in their absolute discretion, may deem expedient, as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

       Section 3. BANK ACCOUNTS: The monies of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check signed by persons designated by resolution by the Board of Directors.

       Section 4. FISCAL YEAR: The fiscal year of the corporation shall begin on the first day of January in each year, unless otherwise provided by the Board of Directors.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

       Section 1. THE BOOKS, ACCOUNTS AND RECORDS of the corporation, except as may be otherwise required by the laws of the state of Kansas, may be kept outside of the State of Kansas at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and books of the corporation, or any of the books, other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or

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book or document of the corporation, except as conferred by law or by resolution of the stockholders or Directors.

       Section 2. CHECKS, DRAFTS, NOTES: All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as from time to time shall be determined by resolution of the Board of Directors or the Executive Committee.





                            CERTIFICATE OF SECRETARY

       The undersigned secretary of IL Annuity and Insurance Company, a Massachusetts corporation, hereby certifies that the foregoing is a full, true and correct copy of the By-Laws of said corporation, with all amendments to date of this certificate.

       WITNESS the signature of the undersigned and the seal of thecorporation this _____________ day of ___________________, 2000.



                                            ____________________________________
                                            Secretary

bylw1200


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